 As filed with the Securities and Exchange Commission on April 25, 2003; File Number 333-103651
================================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      Pre-Effective Amendment Number Three to

                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MARCO COMMUNITY BANCORP, INC.
                          -----------------------------
                 (Name of small business issuer in its charter)

         Florida                             6712                               43-2001206
-----------------------------    ----------------------------    -----------------------------------
(State of jurisdiction of        (Primary Standard Industrial    (I.R.S. Employer incorporation No.)
incorporation or organization)   Classification Code Number)

                          1122 North Collier Boulevard
                            Chamber of Commerce Plaza
                           Marco Island, Florida 34145
                                 (239) 394-3901
                        ---------------------------------
                          (Address and telephone number
                         of principal executive offices)

                               Richard Storm, Jr.
                               Organizing Chairman
                          1122 North Collier Boulevard
                            Chamber of Commerce Plaza
                           Marco Island, Florida 34145
                                 (239) 394-3901
                        ---------------------------------
            (Name, address and telephone number of agent for service)

                              Copies Requested to:
               A. George Igler, Esq. or Richard L. Pearlman, Esq.
                             Igler & Dougherty, P.A.
                              1501 Park Avenue East
                           Tallahassee, Florida 32301
                                 (850) 878-2411

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                         Proposed maximum    Proposed maximum
       Title of each class  of        Amount to be        offering price          aggregate              Amount of
      securities to be registered     registered(1)        per share(2)       offering price(3)     registration fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock                         1,550,000 shares         $9.00              $13,950,000            $1,128.56
Warrants to Purchase Common Stock    1,000,000 warrants       $0.00                  $0                   $0.00
=========================================================================================================================

(1) Up to 1,000,000 in units composed of one share and one warrant to purchase one-quarter share of common stock. Units will not be issued or certificated. Shares and warrants will be issued and certificated separately. In addition, up to 300,000 shares of common stock will be sold independently.
(2) The securities offered hereby will be sold on a best-efforts basis by certain of our directors and executive officers and no commissions will be paid on such sales.
(3) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.
================================================================================

------------                     MARCO COMMUNITY BANCORP, INC.
  [Company    Up To 1,000,000 Units Composed of 1,000,000 Shares of Common Stock
    Logo]        and 1,000,000 Warrants to Purchase One-Quarter Share of
------------      Common Stock, and Up to 300,000 Shares of Common Stock

     Marco Community Bancorp, Inc. is conducting an offering of its securities in three phases. The first phase is open for 30 days to residents of Marco
Island,   Goodland  and  Isle  of  Capri,   Florida  and  the   subdivisions  in
unincorporated Collier County, Florida, known as Fidders Creek or located on Mainsail Drive, and our directors and employees only. Those individuals may subscribe for units composed of one share of our common stock and one warrant to purchase one-quarter share of our common stock. Phase one will conclude after 30 days or when we sell 500,000 units, whichever comes first. Phase two will then be open to all other Florida residents to purchase identical units for 60 days. At the option of the Board of Directors, we may extend phase two for up to an additional 60 days. Phase two will end no later than _______, 2003. In the first two phases, the units are priced at $9.00 and the exercise price of the warrants is also $9.00 per whole share. The minimum subscription in these phases is 100 units and we will place all subscription funds in an escrow account, pending receipt of subscriptions for a minimum of 800,000 units, or termination of the entire offering.


     Our organizers and executive officers intend to purchase at least 295,745 units in phases one and two. At the conclusion of phases one, two and three, these insiders will own between 22.75% and 36.97% of our outstanding common stock.

     Phase three of the offering will begin only if the minimum 800,000 units are sold in phases one and two and when and if our wholly-owned subsidiary, Marco Community Bank (In Organization) opens for business; it will end no later than December 30, 2003. In this phase, we will offer up to 300,000 shares of our common stock to the bank's depositors whose accounts meet certain criteria. Units which are not sold in phases one and two will not be available for subscription in phase three. The price of these shares of common stock we will be $9.00 and we will also require a minimum subscription of 100 shares.


     The offered securities will be sold on a best-efforts basis by certain of our directors and executive officers and we will not pay any commissions on any sales. Through a subscription committee, the Board reserves the right to reject any subscription, in any phase, in whole or in part. Once we accept a subscription, a subscriber will not be permitted to withdraw it. If we do not receive subscriptions for a minimum of 800,000 units in the first two phases, the entire offering will be terminated. Furthermore, the Board has reserved the right to terminate the offering for any reason. In the event we terminate the offering because we do not receive the minimum amount of subscriptions in the first two phases, all subscription funds, together with any earned interest, will be promptly refunded.

     Our primary activity to this date has been organizing Marco Community Bank (In Organization), which we intend to operate as a community bank in Marco Island, Florida. The proceeds from this offering will primarily be used to capitalize the bank. This is our initial public offering of our securities. There is no established market for our common stock and warrants, and we do not expect one to develop after the offering.


     See "Risk Factors" beginning on page 4 for a discussion of certain risks that should be carefully considered by prospective investors.

                             ---------------------

The securities we are offering are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


=================================================================================================
                                     Subscription     Estimated Fees and        Proceeds to the
                                         Price       Underwriting Expenses        Company(1)
=================================================================================================
Per unit in phases one and two           $9.00                $0                     $9.00
-------------------------------------------------------------------------------------------------
Per share in phase three                 $9.00                $0                     $9.00
-------------------------------------------------------------------------------------------------
Minimum Offering (2)                  $7,200,000              $0                  $7,200,000
-------------------------------------------------------------------------------------------------
Maximum Offering (3)                  $13,950,000             $0                  $13,950,000
=================================================================================================

(1) Before deducting offering expenses estimated to be $50,000, including registration fees, legal and accounting fees, printing and other miscellaneous expenses.
(2) Amount based on the sale of 800,000 units at $9.00 per unit.
(3) Amount based on the sale of 1,000,000 units, 300,000 shares and the exercise of 1,000,000 warrants to purchase 250,000 shares at $9.00 per unit and per share.

                 The date of this prospectus is April __, 2003.

                              [ARTIST'S RENDERING]








                       FUTURE HOME - MARCO COMMUNITY BANK
                        AND MARCO COMMUNITY BANCORP, INC.
                Corner of San Marco Road and South Barfield Drive
                         Adjacent to True-Value Hardware

                               PROSPECTUS SUMMARY

     The following is a summary of certain information contained in this prospectus and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this prospectus. Prospective purchasers are urged to read the entire prospectus carefully.

                                   The Company

     Marco Community Bancorp, Inc. ("Company") was incorporated under the laws of the State of Florida on January 28, 2003, for the purpose of operating as a bank holding company pursuant to the Bank Holding Company Act of 1956. We intend to use the net proceeds of this offering to purchase 100% of the common stock to be issued by Marco Community Bank (In Organization) ("Bank"), to redeem preferred stock which has been issued to our organizers to fund organizational expenses and for other corporate purposes. Neither the Company nor the Bank has commenced business operations, and neither will do so until this offering is completed and the requisite approvals of the Florida Department of Financial Services ("Florida Department"), the Federal Deposit Insurance Corporation ("FDIC") and the Board of Governors of the Federal Reserve System ("Federal Reserve") are obtained.

     The Company's and the Bank's main office will be located in Marco Island, Collier County, Florida. The Bank will operate as a full service commercial bank with primary emphasis upon high quality service directed at meeting the financial needs of the individuals and businesses residing and located in and around Marco Island, Florida. It is anticipated that the Bank will commence business operations sometime during the second quarter of 2003, or as soon after as practicable.

     There is presently no market for our securities and we do not anticipate one developing after the offering. Therefore, it may be difficult for you to sell your securities, as only an informal market between buyers and sellers may develop.


--------------------------------------------------------------------------------
Temporary Headquarters:  1122 North Collier Boulevard, Chamber of Commerce Plaza
                         Marco Island, Florida 34145
Mailing Address:         Post Office Box 1340
                         Marco Island, Florida 34146
Telephone Number:        (239) 394-3901
--------------------------------------------------------------------------------


                                  The Offering


Securities offered..................  1,000,000 units consisting of one share of common stock and one warrant to purchase one-quarter share of common stock, and 300,000 individual shares.
                                      We require a minimum of 800,000 units to be sold and have set a maximum of
                                      1,000,000  units  and  300,000  individuals  shares  to be  sold  in  this offering.

Price...............................  $9.00 per unit or per share, as applicable.

Terms of warrants...................  Units sold during phases one and two of the offering will each contain one warrant.  Each  warrant  will  entitle  the  holder  thereof  to  purchase one-quarter  share of  additional  common stock for $9.00 per share during the two-year period following the Bank opening for business. The Board may extend  the term of the  warrants  for up to six  months and may call them upon 30 days  notice  after  the  Bank has been  open  for one  year.  The warrants are not transferrable except under certain circumstances.

Phase one...........................  During phase one, we will permit only residents of Marco Island,  Goodland and Isle of Capri, Florida and the subdivisions in unincorporated  Collier
                                      County,  Florida known as Fiddlers Creek or located on Mainsail  Drive, as well as directors  and  employees of the Company or the Bank,  to purchase units of our  common  stock and  warrants.  This  phase  will last for the shorter of 30 days or until 500,000 units are sold.

Phase two...........................  During  phase two, we will permit  only  residents  of Florida to purchase units of our common stock and  warrants.  This phase will last for 60 days immediately  following phase one;  however,  the Board may extend the term for up to 60 additional days.

Phase three.........................  During  phase three,  we will permit  certain  personal and business  Bank depositors to purchase  individual shares of common stock. This phase will begin when the Bank opens for  business and will last until the earlier of the sale of 300,000 shares or December 30, 2003.

                                      Eligible  personal  depositors  will be  those  who  agree to  maintain  a checking  account with an average balance of $1,000 for at least 18 months or who purchase a certificate of deposit of at least $10,000,  with a term of at least 18 months.  Personal depositors will be permitted to subscribe for a minimum of 100 shares and a maximum of 750 shares.

                                      Eligible  business  depositors  will be those who agree to maintain  their primary  operating  account with an average balance of $5,000 for at least
                                      18 months.  Business depositors will be permitted to purchase a minimum of
                                      100 shares and a maximum of 2,000 shares.

                                      To maximize the  likelihood  that all the offered  shares are purchased by our depositors, we will lift the purchase limitations in phase three after
                                      December  1, 2003.  After  that  date,  all  eligible  depositors  will be permitted  to  increase  their  purchases  to up to  20,000  shares,  on a first-come-first-served basis.

Purchase limitations................  Except for our directors and employees,  who have no purchase limitations, subscribers  will be permitted to subscribe  for a minimum of 100 units or shares and a maximum of 20,000 units or shares.

Best efforts offering...............  No brokerage  commission will be paid in connection with the offering,  as no  underwriter  or broker has been  retained.  Units and  shares  will be
                                      offered   through  our   employees  and  directors  who  will  receive  no
                                      compensation for such sales.  Units and shares are being offered on a best efforts  basis.  This means there is no guarantee  that we will be able to sell all or any of the securities offered.

Risk Factors........................  Before investing, you should carefully consider the "Risk Factors" section beginning on page 4.

                         Information About the Offering

     Questions concerning the offering should be directed to Michael A. Micallef, Jr., President, or directors Joel M. Cox, Sr. or Stephen A. McLaughlin at Marco Community Bancorp, Inc., 1122 North Collier Boulevard, Chamber of Commerce Plaza, Marco Island, Florida 34145; (239) 394-3901.

                                 Use of Proceeds

     We will use the proceeds of the offering to purchase 100% of the to-be-issued capital stock of the Bank; to provide working capital for the Bank to commence its business operations (including officers' and employees' salaries); to redeem the preferred stock issued to our organizers to pay expenses in connection with the formation of the Company, the organization of the Bank, and this offering; and for other corporate purposes. Proceeds not used to purchase Bank stock will be used to fund future capital requirements of the Bank, as well as for other permissible investments for bank holding companies, including the possible acquisition of other financial institutions.

                                  RISK FACTORS

     An investment in our securities involves a high degree of risk. You should carefully consider the risks below and other information in this prospectus before deciding to invest in our common stock.

We have incurred capital losses since we commenced operations and we are likely to continue to incur losses in the future.

We expect to incur significant losses before we are able to open the Bank. We are unable to predict at what point we may become profitable, if ever. There is a risk that we may never become profitable.

     Our primary asset will be the Bank, and our profitability will be dependent upon its successful operation. Although we anticipate that we will open the Bank in the second quarter of 2003, we can offer no assurance as to when, if at all, this will occur. Any delay in opening the Bank will increase our pre-opening expenses and postpone our realization of potential revenues. Such a delay would cause our accumulated deficit to increase as a result of continuing operating expenses, including mortgage payments, salaries and other administrative expenses. We will incur substantial expenses operating the Bank, and we can offer no assurance that the Company will be profitable or that future earnings, if any, will meet the levels of earnings prevailing in the banking industry.

Our securities have no trading market and one may never develop, which will limit your ability to sell your securities.


     Presently there is no established market for our securities. ^ Furthermore, we do not intend to list our securities on a national securities exchange or to qualify such common stock for quotation on NASDAQ. Therefore, there will not be a liquid market for such securities. You may find it difficult or impossible to liquidate your investment at a time when they you may desire to do so. You may, therefore, be required to bear the economic risks of this investment for an indefinite period of time. In addition, there can be no assurance that an established public market will develop for such securities upon completion of this offering or that substantial trading activity in the shares will occur for several years, if at all.


The offering price may exceed the fair market value of our shares which would cause an immediate decrease in the value of your investment.

     Prior to the offering, there has been no active trading market in our common stock. Our offering price bears no relationship to the amount of our assets, book value, shareholders' equity or other typical criteria of value, and may exceed the fair market value of our shares and the price at which shares may be sold after the offering. Consequently, you may lose a portion of your investment simply as a result of our inaccurately determining the offering price.


We have a very limited operating history.

     We have recently been formed and do not have any prior operating history. We will not have any initial business activities other than purchasing property for our and the Bank's corporate headquarters and completing the organization of the Bank, working to become a bank holding company and investing the proceeds of the offering. It is expected that we may incur operating losses during our initial years of operation, and may not achieve significant profitability for some time, if at all. No assurance can be given as to our long-term profitability. In addition to the possibility that we fail to receive final regulatory approval in connection with the formation of the Bank, our business is subject to the risks inherent in the establishment of any new business enterprise. Because of our lack of operating history, you do not have access to the type and amount of information that would be available to a purchaser of the securities of a financial institution or holding company with an operating history.


We may need to raise additional capital, which could dilute your ownership interest if the sale is at a price less than the price per share in the offering.

     We may need to raise additional capital in the future to support our business, expand our operations, or maintain minimum capital levels required by our bank regulatory agencies. If we do sell additional shares of common stock to raise capital, we may sell shares at a price less than what is being paid in this offering, which would dilute your ownership interest. Such dilution could be substantial.

Our executive officers and directors will have substantial control over the Company after the offering, which could delay or prevent a change of control favored by our other shareholders.


     Our executive officers and directors, if acting together, will be able to significantly influence all matters requiring approval by our shareholders, including election of directors and the approval of mergers or other business combination transactions. Our executive officers and directors have expressed their intent to purchase 295,745 units, representing approximately 22.75% of the total number of shares outstanding, based on 1,300,000 shares outstanding (excluding warrants) after the offering is completed.


     The interest of these shareholders may differ from the interests of other shareholders and these shareholders, acting together, will be able to influence significantly all matters requiring approval by shareholders. As a result, our executive officers and directors could approve or cause us to take actions of which you disapprove or that may be contrary to your interests and those of other investors.

Certain provisions of Florida law may discourage or prevent a takeover of the Company and result in a lower market price for our common stock.

     Florida law, as well as certain federal regulations, contain anti-takeover provision that apply to us. These provisions could discourage potential buyers from seeking to acquire us in the future, even though certain shareholders may wish to participate in such a transaction. These provisions could also adversely affect the market price of our common stock.



We may not succeed in implementing our business strategy

     We may not be able to effectively manage the expansion of our operations, or achieve the rapid execution necessary to achieve profitability. We may not succeed in implementing our business strategy and, even if we do succeed, our strategy may not have the favorable impact on operations that we anticipate. If we are unable to manage growth effectively, or to otherwise implement our business strategy, our business and the value of your investment could be materially adversely affected.

If we cannot attract quality loans and deposits, we will not be able to grow.

     Our ability to increase our assets depends in large part on our ability to attract additional deposits at competitive rates. Furthermore, we must be able to attract quality loans to fund with our deposits.

We may not be able to compete with our competitors for larger customers, because our lending limits will be lower than theirs.

     As a start-up financial institution, our lending limits will be significantly less than those of many of our competitors. This may adversely affect our ability to establish loan relationships with larger businesses in our primary market.

Some of our borrowers may not repay their loans, and losses from loan defaults may exceed the allowance we establish for that purpose, which may have an adverse effect on our business.

     Some borrowers may not repay loans that we make to them. If a significant number of loans are not repaid, it will have an adverse effect on our earnings and overall financial condition. The determination of an appropriate level of loan loss allowance is an inherently difficult process and is based on numerous assumptions. As a result, our allowance for loan losses may not be adequate to cover actual losses, and future provision for loan losses may adversely affect our earnings.

If adverse economic conditions in our target market exists for a prolonged period, our financial results could be adversely affected.

     A prolonged economic downturn or recession in that market would result in operating losses, impaired liquidity and the erosion of capital. A variety of factors could cause such an economic dislocation or recession, including adverse developments in the industries in this area, such as tourism, or natural disasters such as hurricanes and floods, which are more likely to occur in coastal communities such as Collier County, Florida.

If real estate values in our target market decline, our loan portfolio would be impaired.

     A significant portion of our loan portfolio will likely consist of mortgages secured by real estate located in our market area. If real estate prices decline in the market, the value of the real estate collateral securing our loans could be reduced. Such a reduction in the value of our collateral could increase the number of non-performing loans and adversely affect our financial performance and the value of your investment.

            Cautionary Statement Regarding Forward Looking Statements

     We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or performance after the offering. Also, when we use any of the words "believes," expects," "anticipates," "intends," "may," or similar expressions, we are making forward looking statements. Many possible events or factors could affect our future financial results, and could cause those results or performances to differ materially from those expressed in our forward-looking statements. These possible events or factors include:

     o    Legal and regulatory risks and uncertainties;
     o    Economic, political and competitive forces affecting us; and
     o The risk that our analyses of these risks and forces could be incorrect, or that the strategies we have developed to deal with them may not succeed.

     You should also recognize that all forward-looking statements are necessarily speculative and speak only as the date made. You should also recognize that various risks and uncertainties, such as those described above, could cause actual results for future periods to differ materially. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that any expectations will prove to be correct.

                                TERMS OF OFFERING

General

     We are conducting an offering of our securities in three phases. The first two phases are limited to purchasers residing in certain geographic areas, as well as our directors and employees, and the last phase is limited to certain of the Bank's Florida-based depositors. During the initial phases, prospective investors may subscribe for units consisting of our common stock and warrants to purchase our common stock. In the third phase, eligible depositors may subscribe for common stock only.

     In all three phases, we reserve the right to accept or reject all subscriptions, in whole or in part. A subscription committee of our Board of Directors will review each subscription and determine whether, and to what extent, to accept it. Other than Company and Bank directors and employees, no investor will be permitted to purchase less than 100 units or shares or more than 20,000 units or shares. Further limits for phase three are described below. All of these limits are applicable to individual investors and their related interests, such as owned businesses, trusts, and spouses.

     During the first two phases of the offering, all subscription funds will be placed in an escrow account with the Independent Bankers' Bank of Florida acting as escrow agent. Upon receiving accepted subscriptions for the minimum offering amount of 800,000 units in phase one or phase two, the escrow agent will disburse the accepted subscription funds to us and we will issue our securities. An additional closing will occur at the end of the second phase. Phase three will end on the earlier of the date we sell 300,000 shares or December 30, 2003.

     We will sell a minimum of 800,000 units and a maximum of 1,000,000 units in phases one and two. Furthermore, if we do not sell at least 800,000 units in phases one and two, we will not conduct phase three and will terminate the offering and refund all of the subscription funds, along with any earned interest. In addition, we reserve the right to cancel this offering at any time prior to the time we withdraw funds from the escrow account, for any reason whatsoever.

     In no instance will any of our directors or officers receive any discount of the purchase prices of our securities in any of the three phases of the offering.

Phase One

     The initial phase of the offering is open to residents of Marco Island, Goodland and Isle of Capri, Florida, the subdivisions in unincorporated Collier County, Florida known as Fiddlers Creek or located on Mainsail Drive, and the Company's and the Bank's directors and employees only, for the shorter of 30 days or until 500,000 units are sold. In this phase, we are offering units of our securities at $9.00 per unit. We require a minimum purchase of 100 units. These units consist of one share of common stock and one warrant to purchase one-quarter share of common stock, at an exercise price of $9.00 per share.

     The warrants will be exercisable for the two-year period immediately following the Bank's opening for business. Our Board of Directors, however, may call the warrants upon 30 days notice, after the Bank has been open for one year. In addition, the Board may extend the term of the warrants for up to six additional months. In no instance will we issue fractional shares. The warrants will be transferable only:

     o to a parent, sibling, spouse, child or grandchild of the warrant holder;

     o to a pension or profit sharing plan of which the holder or holder's spouse is a beneficiary;
     o to a business entity or trust owned or controlled by the holder or holder's spouse; or
     o    by court order.

Phase Two

     The second phase of the offering will be open for the 60 days immediately following phase one. Our Board of Directors may also extend this phase for up to an additional 60 days. This phase will be open to all Florida residents. In this phase, we will offer units identical in composition and price as offered in phase one. We will also require a minimum purchase of 100 units.

Phase Three

     If a minimum of 800,000 units in phases one and two are sold, we will begin phase three of the offering on the day the Bank opens for business. During this phase, we will only offer shares of common stock at $9.00 per share to certain eligible Bank depositors. This phase will last until the earlier of December 30, 2003, or when we receive and accept subscriptions for 300,000 shares. During this phase, we will accept subscriptions directly and issue stock on an ongoing basis.

     Eligible personal depositors will be those Bank depositors who reside in Florida and who either: (i) purchase a certificate of deposit of at least $10,000, with a minimum term of 18 months; or (ii) agree to maintain a checking account with an average minimum balance of $1,000 for at least 18 months. Each eligible personal depositor will be allowed to subscribe for a minimum of 100 shares and a maximum of 750 shares. Regardless of how accounts are titled, each individual and members of that person's immediate family will be permitted to make any one subscription.

     Business depositors who agree to maintain their primary operating account with a $5,000 average balance for at least 18 months will also be permitted to subscribe for common stock. Each eligible business depositor will be allowed to subscribe for a minimum of 100 shares and a maximum of 2,000 shares.

     To maximize the likelihood that all the offered shares are purchased by our depositors, we will lift the specific purchase limitations of phase three after December 1, 2003. After that date, all eligible personal and business depositors will be permitted to increase the size of their purchases to up to 20,000 shares. Any increased orders will be filled on a first-come-first-served basis.

No Established Market and Determination of Offering Price

     Prior to this offering, there has been no established public market for our securities and there can be no assurance that an established market will develop. The offering price has been arbitrarily determined and is not a reflection of the Company's book value, net worth or any other such recognized criteria of value. In determining the offering price of the units and common stock, the capital requirements of the Bank's regulators and general market conditions for the sale of such securities were considered. There can be no assurance that, if a market should develop for our securities, the post-offering market prices will equal or exceed the initial offering prices.

Continuous Offering

     Pursuant to Securities and Exchange Commission Rule 415 (17 C.F.R. Section 230.415), the Company intends to offer shares of common stock to certain eligible Bank depositors on a continuous basis until the earlier of the date the Bank opens for business or until December 30, 2003.

     In addition, we will continue to offer our common stock to warrant holders on a continuous basis until 24 months following the date the Bank commences operations, unless the warrants are called or their terms are extended, as described elsewhere in this prospectus. During this period, we will accept the exercise funds directly and issue stock upon receipt of exercised warrants and the exercised funds.

Conditions of the Offering

     The offering will expire at 5:00 p.m. Eastern Time on the date the warrants expire. The offering is expressly conditioned upon fulfillment of the following conditions on or prior to the expiration date. The offering conditions, which may not be waived, are:

     o Not less than $7,200,000 shall have been deposited with the escrow agent and accepted by us by the end of phase two;


     o The Bank shall have received final approval from the Department to charter the Bank and approval of its application for deposit insurance from the FDIC; and


     o We shall not have canceled this offering prior to the time funds are withdrawn from the escrow account.

Escrow of Subscription Funds

     Until the offering conditions have been met, all subscription funds and documents tendered by prospective investors will be placed in an escrow account with the Independent Bankers' Bank of Florida serving as escrow agent, pursuant to the terms of our Escrow Agreement, the form of which is attached to this prospectus as Appendix A. If all of the offering conditions are met, we will certify such fact to the escrow agent and the escrow agent will release to us all subscription funds, and any earned income.

     Pending disposition of the escrow account, the escrow agent is authorized, upon our instructions to invest subscription funds in direct obligations of the United States Government, in overnight repurchase agreements collateralized at 102% with obligations of the United States Treasury or United States Government Agencies. No assurance can be given that the subscription funds can or will be invested at the highest rate of return available or that any income will be realized from the investment of the subscription funds.

     In the event the offering conditions are not met by the expiration date, the escrow agent shall promptly return to the subscribers their subscription funds, together with their share of any income earned on the investment of the escrow account. Each subscriber's proportionate share of any escrow account earnings shall be that fraction: (i) the numerator of which is the dollar amount of such subscriber's tendered subscription multiplied by the number of days between the acceptance of the investor's subscription and the termination of the offering, inclusive; and (ii) the denominator of which is the aggregate of all subscribers' numerators, defined in (i).

     We can give no assurance that subscription funds can or will be invested at the highest rate of return available or that any income will be realized from the investment of subscription funds. If all offering conditions are satisfied, and the Company withdraws the subscription funds from the escrow account, all earnings on such account shall belong to the Company.

     The Independent Banker's Bank of Florida, by accepting appointment as escrow agent under the escrow agreement, in no way endorses the purchase of our securities by any person.

Failure of Bank to Commence Operations

     The Department requires that a new state bank open for business within 12 months after receipt of preliminary approval from the Department. We anticipate that the Bank will open for business sometime in the second quarter of 2003. Because final approval of the Bank's charter and application for deposit insurance are conditioned on our raising funds to capitalize the Bank at $6,400,000, we expect to issue shares of common stock before the Bank has obtained all final regulatory approvals. In the event that we issue common stock and the Department does not grant the Bank final regulatory approval, we will promptly return all subscription funds and interest earned thereon, less all incurred expenses. It is also probable that this return will be further reduced by amounts paid to satisfy claims of creditors.

     Once we issue shares of common stock, the offering proceeds may be considered part of our general corporate funds and be subject to the claims of our creditors, including claims against us that may arise out of actions of our officers, directors, or employees. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the offering prior to the Bank's commencement of operations. If such an attachment occurs and it becomes necessary to pay the subscription funds to shareholders because of failure to obtain all necessary regulatory approvals, the payment process might be delayed; and if it becomes necessary to pay creditors from the subscription funds, the payment to shareholders might be further reduced.

 Plan of Distribution and How to Subscribe

     We may cancel this offering for any reason at any time prior to the release of subscription funds from the escrow account, and accepted subscriptions are subject to cancellation in the event that we elect to cancel the offering in its entirety.

     Units and common stock will be marketed on a best-efforts basis exclusively through certain directors and executive officers of the Company and the Bank, none of whom will receive any commissions or other form of remuneration based on the sale of our securities. In the event that the offering conditions have not been satisfied by November 1, 2003, we may engage an underwriter to sell units on a best-efforts basis and such underwriter would receive a commission based upon such sales. It is anticipated that commissions paid to an underwriter, if retained, will not exceed 7% of the $9.00 per unit sales price and that other expenses of such underwriting will not exceed an aggregate of $10,000. We do not anticipate having to retain an underwriter in this offering. In the event that the offering conditions have not been satisfied by the expiration date, this offering will be terminated and subscription funds promptly returned to the subscribers, together with their allocated share of any earnings on the investment of the escrow account.

     As soon as practicable, but no more than 20 business days after receipt of a subscription, our subscription committee will accept or reject such subscription. Subscriptions not rejected within this 20 business day period shall be deemed accepted. Once a subscription is accepted, it cannot be withdrawn by the subscriber. Payment from any subscriber for units or common stock in excess of the amount of securities allocated to such subscriber, if any, will be refunded by mail, without interest, within 20 business days of the date of rejection.

     Certificates representing shares of common stock and warrants, duly authorized and fully paid, will be issued as soon as practicable after funds are released to us from the escrow account.

     Subscriptions to purchase units or common stock can be made by completing the appropriate Order Form enclosed with this prospectus and delivering one to our temporary offices located at 1122 North Collier Boulevard, Chamber of Commerce Plaza, Marco Island, Florida 34145, or mailing one in the enclosed self-addressed envelope. Full payment of the purchase price must accompany any subscription. Failure to pay the full subscription price shall entitle us to reject the subscription. No Order Form is binding until accepted by us. In our sole discretion, we may refuse to accept any subscription in whole or in part, for any reason whatsoever. After a subscription is accepted, we may not cancel the subscription unless all accepted subscriptions are cancelled. All subscription amounts must be paid in United States currency by check, bank draft or money order payable to: Independent Bankers' Bank of Florida, Escrow Agent for Marco Community Bancorp, Inc. A subscription will only be accepted in writing by the Company.

                                 USE OF PROCEEDS

     We intend to contribute at least $6,400,000 of the proceeds of the minimum offering in cash to the Bank, and retain the remainder of the net proceeds of the offering for improvement of our premises, for general corporate purposes and for future contributions to the Bank.

     In order to provide funds for the payment of initial organizational, pre-opening and other expenses, our organizers initially advanced $180,000 to the Company. The Company's obligation to repay these advances has been extinguished in exchange for the issuance of 1,800 shares of redeemable preferred stock. The preferred stock is redeemable by the Company for $100 per share at any time and does not mandate the payment of any dividend, but will have a distribution preference above common stock in the event of a dissolution of the Company. A portion of the proceeds of the offering will be used to redeem the preferred stock.

     We have also obtained a $1,100,000, unsecured line of credit from the Independent Bankers' Bank of Florida, primarily to purchase the site of our permanent facility. This line of credit is guaranteed by each Company and proposed Bank director. We have drawn $850,000 on this line of credit to purchase the site of our permanent facility, which will be an office condominium. The Bank intends to purchase the entire first floor of this condominium to serve as its main office.

     A portion of the proceeds will be retained by the Company for general corporate purposes and to fund any additional capital needs of the Bank. Since banks are regulated with respect to the ratio that their total assets may bear to their total capital, if the Bank experiences greater growth than anticipated, it may require the infusion of additional capital to support that growth. We anticipate that the proceeds of the offering will be sufficient to support the Bank's immediate capital needs and will seek, if necessary, long and short-term debt financing to support any additional needs; however, management can give no assurance that such financing will be available on terms acceptable to management.

     The proceeds from the sale of units and shares are estimated to be a minimum of $7,200,000 and a maximum of $11,700,000.

     The proceeds from this offering will be applied as follows:

                                                Minimum             Maximum
Capitalization of the Bank                    $ 6,400,000         $ 6,400,000
Repayment of Land Acquisition Draw                620,000(1)          850,000
Redemption of Preferred Stock                     180,000(2)          180,000
Construction of Office Condominium                     - (2)        1,594,366(2)
Working Capital                                        -            2,675,634
               Total                          $ 7,200,000         $11,700,000
                                              ===========         ===========

----------
(1) If we do not raise at least $7,430,000, the guarantors will repay the remaining $230,000 in consideration of the Company issuing them promissory notes in equal amount.
(2) We will not begin construction of the office condominium unless we raise adequate capital.

     The Bank will apply its $6,400,000 capitalization as follows:


Investments                                                           $5,475,000
Pre-opening expenses                                                     400,000
Working capital                                                          300,000
Fixed Assets                                                              85,000
Furniture, Fixtures and Equipment                                         79,000
Other Assets                                                              70,000
                                                                      ----------

               Total                                                  $6,400,000
                                                                      ==========

     After it opens, the Bank will liquidate investments on an as-needed basis to fund loans and for working capital.

                                 CAPITALIZATION

     The following table sets forth the pro forma capitalization of the Company, depending on the number of units and shares sold in the offering, not counting any eventual exercise of warrants (total minimum of 800,000 units and shares and maximum of 1,300,000 units and shares):


                                                                         Pro Forma        Pro Forma
                                                       As Adjusted     Capitalization   Capitalization
                                                     for Issuance of     Based Upon       Based Upon
                                           At           Preferred         Minimum          Maximum
                                    January 31, 2003      Stock           Offering         Offering
                                    ----------------      -----           --------         --------
Stockholders' Equity

   Preferred Stock
   $0.01 par value per share
   $100 liquidation value per share
   1,800, 0, and 0 shares
   outstanding, respectively          $          -    $    180,000    $          -(1)    $          -(1)


   Common Stock
   $0.01 par value per share,
   0, 800,000, and 1,300,000 shares
   outstanding, respectively                     -               -           8,000             13,000

   Additional Paid-In Capital                    -               -       7,142,000(2)      11,647,000(2)

   Retained Earnings (Loss)                (90,473)        (90,473)        (90,473)           (90,473)
Total Stockholders' Equity            $    (90,473)   $     89,527    $  7,059,527       $ 11,559,527
                                      ============    ============    ============       ============
Book Value Per Common Share           $          -    $          -    $       8.82       $       8.89

(1) All outstanding preferred stock will be redeemed with the offering proceeds.
(2)  Taking into account $50,000 in estimated offering expenses.


                            DESCRIPTION OF PROPERTIES

     In March 2003, we purchased an approximately 1.5 acre lot from San Marco Realty, Inc. Proposed Bank director Robert D. Mathews is the principal of this corporation. To purchase this lot, we have obtained a $1,100,000 line of credit from the Independent Bankers' Bank of Florida and have drawn $850,000 on it. The line bears interest at the prime rate minus one-half percent, with a floor of 4%. It is unsecured, but guaranteed by each of the Company and proposed Bank directors. As stated above, we intend to repay the loan with the proceeds of this offering.

     The lot is located at the corner of San Marco Road and South Barfield Drive in Marco Island. The property is zoned for commercial development and we have already received site plan approval to build a two-story, 12,000 square foot office building. We expect to have the facility fully permitted in March 2003, and to commence construction by April or May 2003. Upon completion of the construction, we intend to file a declaration of condominium for building. The Bank intends to purchase the entire first floor of the condominium for $850,000 and half the cost of necessary site work construction.

     Before construction of the permanent facility is completed, the Bank will occupy a 950 square foot temporary facility. This facility is located at 1122 North Collier Boulevard, Chamber of Commerce Plaza, Marco Island, Florida 34145. The lease is for a term of one-year and the rental rate is $1,000 per month. We have the right to terminate the lease after 10 months and to extend it for consecutive two-month periods.

                                 DIVIDEND POLICY

     As the Company and the Bank are both start-up operations, it will be the policy of both Boards of Directors to reinvest earnings for such period of time as is necessary to ensure our successful operations. There are no current plans to pay of cash dividends, and future dividend policy will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Boards of Directors.

     The Bank will be restricted in its ability to pay dividends under Florida banking laws and by regulations of the Department. Pursuant to Section 658.37, Florida Statutes, a state bank may not pay dividends from its capital. All dividends must be paid out of current net profits then on hand plus retained net profits of the preceding two years, after deducting bad debts, depreciation and other worthless assets, and after making provision for reasonably anticipated future losses on loans and other assets. Payments of dividends out of net profits is further limited by Section 658.37, which prohibits a bank from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless the bank has transferred at least 20% of its net profits for the preceding year to its surplus (in the case of an annual dividend). Finally, a state bank may not declare a dividend which would cause the Bank's capital accounts to fall below the minimum amount required by law by a banking regulatory agency.

                           SUPERVISION AND REGULATION

General

     As a registered bank holding company, we will be subject to an extensive body of state and federal banking laws and regulations which impose specific requirements and restrictions on virtually all aspects of our operations. We are also affected by government monetary policy and by regulatory measures affecting the banking industry in general.

     The following is a brief summary of some of the statues, rules and regulations which affect our operations. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to our business. Any change in applicable laws or regulations may have a material adverse effect on the business and prospects of the Company and the Bank.

Marco Community Bancorp, Inc.

     We intend to become a bank holding company within the meaning of the Bank Holding Company Act of 1956. As such, we will be required to file annual reports and other information with the Federal Reserve regarding our business operations and those of our subsidiaries. We will also be subject to the supervision of, and to periodic inspections by, the Federal Reserve.

     The Bank Holding Company Act generally requires every bank holding company to obtain the prior approval of the Federal Reserve before:

     o    acquiring all or substantially all of the assets of a bank;
     o acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank or bank holding company; or
     o    merging or consolidating with another bank holding company.

     The Bank Holding Company Act and the Federal Change in Bank Control Act, together with regulations of the Federal Reserve, require certain steps be taken prior to a person or company acquires control of a bank holding company. Depending on the particular circumstances, either the Federal Reserve's approval must be obtained, or notice must be furnished to the Federal Reserve and not disapproved, prior to any person or company acquires control of a bank holding company, subject to certain exemptions. Control is conclusively presumed to exist when an individual or company acquires 25% or more of any class of voting securities of a bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more, but less than 25%, of any class of voting securities, and either the bank holding company has registered securities under
Section 12 of the Securities Exchange Act of 1934, or no other person owns a greater percentage of that class of securities immediately after the transaction.

     Except as authorized by the Bank Holding Company Act and Federal Reserve regulations or orders, a bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in any business other than the business of banking or managing and controlling banks. Some of the activities the Federal Reserve has determined by regulation to be proper incidents to the business of banking, and thus permissible for bank holding companies, include:

     o    making or servicing loans and certain types of leases;
     o    engaging in certain insurance and discount brokerage activities;
     o    performing certain data processing services;
     o acting in certain circumstances as a fiduciary or investment or financial advisor;
     o    providing management consulting services;
     o    owning savings associations; and
     o making investments in corporations or projects designed primarily to promote community welfare.

     In accordance with Federal Reserve policy, a bank holding company is expected to act as a source of financial strength to its subsidiary banks. In adhering to the Federal Reserve's policy, we may be required to provide financial support to the Bank when, absent such policy, we might not deem it advisable to provide such assistance.

     Under the Bank Holding Company Act, the Federal Reserve may also require a bank holding company to terminate any activity or relinquish control of a non-bank subsidiary (other than a non-bank subsidiary of a bank) upon the Federal Reserve's determination that the activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary bank of the bank holding company. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or non-bank subsidiary if an agency determines that divestiture may aid the depository institution's financial condition.

     The Sarbanes-Oxley Act of 2002 will also impose significant corporate governance standards on the Company. The primary areas of such regulation concern Board oversight of the auditing process, certification of periodic securities reporting and transactions between officers or directors and the Company.

Marco Community Bank (In Organization)

     As a state-chartered bank, the Bank will be subject to the supervision and regulation of the Department and the FDIC. The Bank's deposits will be insured by the FDIC for a maximum of $100,000 per depositor. For this protection, the Bank may be required to pay a semi-annual statutory assessment and must comply with the rules and regulations of the FDIC. The assessment, if any, levied for deposit insurance will vary, depending on the capital position of the Bank, and other supervisory factors.

     Areas regulated and monitored by the bank regulatory authorities include:

     o    security devices and procedures;
     o    adequacy of capitalization and loss reserves;

     o    loans;
     o    investments;
     o    borrowings;
     o    deposits;
     o    mergers;
     o    issuances of securities;
     o    payment of dividends;
     o    establishment of branches;
     o    corporate reorganizations;
     o    transactions with affiliates;
     o    maintenance of books and records; and
     o adequacy of staff training to carry out safe lending and deposit gathering practices.

Capital Adequacy Requirements

     Banks are subject to regulatory capital requirements imposed by the Federal Reserve and the FDIC. Until a bank and its holding company's assets reach $150 million, the capital adequacy guidelines issued by the Federal Reserve are applied to bank holding companies on a non-consolidated basis, unless the bank holding company is engaged in non-bank activities involving significant leverage, or it has a significant amount of outstanding debt held by the general public. The FDIC's risk- based capital guidelines apply directly to inured state banks, regardless of whether they are subsidiaries of a bank holding company. These requirements establish minimum capital ratios in relation to assets, both on an aggregate basis as adjusted for credit risks and off-balance sheet exposures. The risk weights assigned to assets are based primarily on credit risks. For example, securities with an unconditional guarantee by the United States government are assigned to the lowest risk category. The aggregate amount of assets assigned to each risk category is multiplied by the risk weight assigned to that category to determine the weighted values, which are added together to determine total risk- weighted assets.

     Capital is then classified into two categories, Tier 1 and Tier 2. Tier 1 capital consists of common and qualifying preferred shareholders' equity, less goodwill and other adjustments. Tier 2 capital consists of mandatory convertible, subordinated, and other qualifying term debt, preferred stock not qualifying for Tier 1 capital, and a limited amount of allowance for credit losses, up to a designated percentage of risk-weighted assets, Under the risk-based guidelines, banks must maintain a specified minimum ratio of "qualifying" capital to risk-weighted assets. At least 50% of an institution's qualifying capital must be "core" or Tier 1 capital, and the balance may be "supplementary" or Tier 2 capital. In addition, the guidelines require banks to maintain a minimum leverage ratio standard of capital adequacy. The leverage standard requires top-rated institutions are required to maintain a Tier 1 leverage capital to assets ration of 3%. All other institutions are required to maintain a Tier 1 leverage capital ratio of 4% or greater, based upon their particular circumstances and risk profiles.

     Federal bank regulatory agencies have adopted regulations revising the risk-based capital guidelines to further ensure that the guidelines take adequate account of interest rate risk. Interest rate risk is the adverse effect that changes in market interest rates may have on a bank's financial condition and is inherent to the business of banking. Under the regulations, when evaluating a bank's capital adequacy, the revised capital standards now explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates. The exposure of a bank's economic value generally represents the change in the present value of its assets, less the change in the value of its liabilities, plus the change in the value of its interest rate off-balance sheet contracts.

     Federal bank regulatory agencies possess broad powers to take prompt corrective action as deemed appropriate for an insured depository institution and its holding company, based on the institution's capital levels. The extent of these powers depends upon whether the institution in question is considered "well-capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," or "critically undercapitalized." Generally, as an institution is deemed to be less than well-capitalized, the scope and severity of the agencies' powers increase, ultimately permitting an agency to appoint a receiver for the institution. Business activities may also be influenced by an institution's capital classification. For instance, only a "well-capitalized" depository institution may accept brokered deposits without prior regulatory approval, and can engage in various expansion activities with prior notice, rather than prior regulatory approval. However, rapid growth, poor loan portfolio performance or poor earnings performance, or a combination of these factors, could change the capital position of the Bank in a relatively short period of time. Failure to meet these capital requirements could subject the Banks to prompt corrective action provisions of the FDIC, which may include filing with the appropriate bank regulatory authorities a plan describing the means and a schedule for achieving the minimum capital requirements. In addition, the Bank would not be able to receive regulatory approval of any application that required consideration of capital adequacy, such a s a branch or merger application, unless we could demonstrate a reasonable plan to met the capital requirement within an acceptable period of time.

Dividends

     Our ability to pay cash dividends will depend almost entirely upon the amount of dividends that the Bank will be permitted to pay by statute or regulation. Additionally, Florida law provides that we may only pay dividends if the dividend payment would not render us insolvent, or unable to meet our obligations as they come due.

     The Department limits a bank's ability to pay dividends. As a state-chartered bank, the Bank will be subject to regulatory restrictions on the payment of dividends, including a prohibition of payment of dividends from the Bank's capital under certain circumstances without the prior approval of the Department and the FDIC. Except with the prior approval of the Department, all dividends of any Florida bank must be paid out of retained net profits from the current period and the previous two years, after deducting expenses, including losses and bad debts. In addition, a state-chartered bank in Florida is required to transfer at least 20% of its net income to surplus until their surplus equals the amount of paid-in capital.

Other Laws

     State usury and credit laws limit the amount of interest and various other charges collected or contracted by a bank on loans. Our loans are also subject to federal laws applicable to credit transactions, such as the:

     o Federal Truth-In-Lending Act, which governs disclosures of credit terms to consumer borrowers;
     o Community Reinvestment Act, which requires financial institutions to meet their obligations to provide for the total credit needs of the communities they serve, including investing their assets in loans to low- and moderate-income borrowers;
     o Home Mortgage Disclosure Act requiring financial institutions to provide information to enable public officials to determine whether a financial institution is fulfilling its obligations to meet the housing needs of the community it serves;

     o Equal Credit Opportunity Act prohibiting discrimination on the basis of race, creed or other prohibitive factors in extending credit;
     o Real Estate Settlement Procedures Act, which requires lenders to disclose certain information regarding the nature and cost of real estate settlements, and prohibits certain lending practices, as well as limits escrow account amounts in real estate transactions;
     o Fair Credit Reporting Act governing the manner in which consumer debts may be collected by collection agencies; and
     o Rules and regulations of various federal agencies charged with the responsibility of implementing such federal laws.

     Our operations are also subject to the:

     o The privacy provisions of the Gramm-Leach-Bliley act of 1999, which requires us to maintain privacy policies intended to safeguard consumer financial information, to disclose these policies to our customers, and allow customers to "opt out" of having their financial service providers disclose their confidential financial information to non- affiliated third parties, subject to certain exceptions;
     o Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial record; and
     o Electronic Funds Transfer Act and Regulation E, which govern automatic deposits to, and withdrawals from, deposit accounts and customers' rights and liabilities arising from the use of debit cards, automated teller machines and other electronic banking services.

Interstate Banking and Branching

     Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, eligible bank holding companies in any state are permitted, with Federal Reserve approval, to acquire banking organizations in any other state. The Interstate Banking and Branching Efficiency Act also removed substantially all of the prohibitions on interstate branching by banks. The authority of a bank to establish and operate branches within a state, however, continues to be subject to applicable state branching laws. Under current Florida law, the Bank will be permitted to establish branch offices throughout Florida, with the prior approval of the Department and the FDIC. In addition, with prior regulatory approval, we will be able to acquire existing banking operations in other states.

Financial Modernization

     The Gramm-Leach-Bliley Act of 1999 sought to achieve significant modernization of the federal bank regulatory framework by allowing the consolidation of banking institutions with other types of financial services firms, subject to various restrictions and requirements. In general, the Gramm-Leach-Bliley Act repealed most of the federal statutory barriers which separated commercial banking firms from insurance and securities firms and authorized the consolidation of such firms in a "financial services holding company." We have no immediate plans to utilize the structural options created by the Gramm-Leach-Bliley Act, but we may develop such plans in the future.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The Company is still in the development stage, and will remain in that state until the offering is completed. We have funded our start-up and organization costs through the proceeds from preferred stock which has been issued to Company and Bank directors. In addition, we have purchased an approximately 1.5 acre site on which we intend to construct a 12,000 square foot condominium and sell the entire first floor to the Bank.


     As of April 7, 2003, we have incurred an accumulated deficit of $90,473. These funds have been spent on salaries, equipment, legal and accounting fees, application fees and other operating expenses.


     In the opinion of the Company, net proceeds of $7,200,000 from the offering will satisfy the cash requirements of the Company and the Bank for our first years of operation. It is not anticipated that the Company will find it necessary to raise additional funds to meet expenditures required to operate the business of the Company and the Bank over the next 12 months. All anticipated material expenditures for such period have been identified and provided of out of the proceeds of this offering.

     We have also obtained a $1.2 million line of credit from a bankers' bank. We have drawn on this line to purchase our main office site, and will utilize this line to fund future expenses during the offering. We anticipate that this line will provide us with the necessary liquidity to continue our organizational and pre-opening activities until we complete the offering.

                             BUSINESS OF THE COMPANY

General

     The Company was incorporated under the laws of the State of Florida on January 28, 2003, for the purpose of organizing the Bank and purchasing 100% of the outstanding capital stock of the Bank. The Company was formed by group of Marco Island business leaders, bank executives and community leaders who believe that there is a significant demand for a locally-owned community bank. Each of the nine directors of the Company or the Bank were previously directors or officers of other financial institutions in the Marco Island and Naples area. We received preliminary approval from the Department to charter the Bank on March 5, 2003. The Bank filed its application for deposit insurance with the FDIC on February 12, 2003. The Company intends to file an application with the Federal Reserve to become a one-bank holding company when the FDIC approves our application. The Company has been organized as a mechanism to enhance the Bank's ability to serve our future customers' requirements for financial services. The holding company structure will also provide flexibility for expansion of the Company's banking business through acquisition of other financial institutions and provision of additional banking-related services, which traditional commercial banks may not provide under present laws.

     Under Federal Reserve regulations, the Company is expected to be a source of financial strength to the Bank. Banking regulations will require that the Bank maintain a minimum ratio of capital to assets. In the event that the Bank's growth is such that this minimum ratio is not maintained, the Company may borrow funds, subject to the capital adequacy guidelines of the Federal Reserve, and contribute them to the capital of the bank and otherwise raise capital in a manner which is unavailable to the Bank under existing banking regulations.

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

     The Company has no present plans to acquire any operating subsidiaries other than the Bank; however, it is expected that we may make additional acquisitions in the event that the Bank becomes profitable and such acquisitions are deemed to be in our best interests. Such acquisitions would be subject to certain regulatory approvals and requirements.

                              BUSINESS OF THE BANK
General

     The Bank anticipates that it will commence business operations in the second quarter of 2003 in a temporary facility located at the corner of San Marco Road and South Barfield Drive, in Marco Island, Florida. We expect the permanent office condominium facility to be ready for occupancy in the second quarter of 2003.

     The Bank plans to be a full-service commercial bank, without trust powers. The Bank will offer a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement and Keogh accounts, regular interest bearing statement savings accounts, certificates of deposit, commercial loans, real estate loans, home equity loans and consumer installment loans In addition, the Bank will provide such consumer products and services as U.S. Savings Bonds, travelers checks, cashiers checks, safe deposit boxes, bank by mail services, direct deposit and automatic teller services.

     The philosophy of the Bank's management with respect to its initial operations will emphasize prompt and responsive personal service to members of the business and professional communities of Marco Island, Isle of Capri and Goodland, Florida, in order to attract customers and acquire market share now controlled by other financial institutions in our market area. Our prime location and range of banking services, as well as our emphasis on personal attention and service, prior experience in the market area, prompt decision making and consistency in banking personnel, will be major tools in our efforts to capture such market share. In addition, our proposed officers have substantial banking experience, which will be an asset in providing both products and services designed to meet the needs of our customer base. The Company's and Bank's directors are active members of the business community in Marco Island and their continued active community involvement will provide an opportunity to promote the Bank and its products and services. We intend to utilize effective advertising and one-on-one selling efforts in order to build a distinct institutional image or the Bank and to capture a customer base.

Market Area and Competition

     The primary service area of the proposed Bank has been experiencing steady growth in both jobs and banking deposits in recent year. Marco Island is the primary residential and commercial center located in the southeast part of Collier County, Florida. Collier County maintains a steady tourist, industrial and agricultural base, which has been expanding in recent years. The largest employers in the County include: Collier County School Board; Naples Community Hospital, Inc.; Publix Supermarket, Inc.; Collier County Board of County Commissioners; Marriott Corporation; Winn-Dixie Stores, Inc.; and Ritz Carlton Hotel. Agricultural activities in the county center around the cattle, produce and saltwater fishing industries. Numerous resorts, hotels and other tourist facilities are located in Marco Island, as well as a number of winter residences.

     Competition among financial institutions in our primary service area is intense. There are eight commercial banks with a total of nine branches in Marco Island. All eight banks are affiliated with major bank holding companies. There are no savings associations or credit unions located in Marco Island, however,

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

savings associations and credit unions are located in nearby communities. We believe that we will be able to effectively compete in our market, based upon our banking philosophy, which places emphasis on customer service, friendly and personable employee attitudes, and the development of banking products that address the primary needs of our customer base. Our directors and management will actively represent us in local community events and functions.

     Financial institutions primarily compete with one another for deposits. In turn, a bank's deposit base directly affect such bank's loan activities and general growth. Primary methods of competition include interest rates on deposits and loans, service charges on deposit accounts and the availability of unique financial services products. We will be competing with financial institutions which have much greater financial resources than us, and which may be able to offer more services and unique services and possibly better terms to their customers. We, however, believe that we will be able to attract sufficient deposits to enable us to compete effectively with other area financial institutions.

     We will be in competition with existing area financial institutions other than commercial banks and savings and loan associations, including insurance companies, consumer finance companies, brokerage houses, credit unions and other business entities which have recently been targeting traditional banking markets. Due to the growth of the Marco Island area, it can be anticipated that additional competition will continue from new entrants to the market.

     We will offer a full range of interest bearing and non-interest bearing deposit accounts, including commercial and retail checking accounts, money market accounts, individual retirement and Keogh accounts, regular interest bearing savings accounts and certificates of deposit with fixed and variable rates and a range of maturity date options. The sources of deposits will be residents, businesses and employees of business with in our market area, obtained through the personal solicitation of our officers and directors, direct mail solicitation and advertisements published in the local media. We intend to pay competitive interest rates on time and savings deposits up to the maximum permitted by law or regulation. In addition, we will implement a service charge fee schedule competitive with other financial institutions in our market area covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts and returned check charges.

Loan Portfolio

     We consider the maintenance of a well-underwritten and diversified loan portfolio a prudent and profitable method of employing funds raised through deposits. The Bank's objective will be to maintain a high quality, diversified credit portfolio consisting of commercial, consumer and mortgage loans. The Bank will originate a minimal amount of subprime and speculative type loans due to the high risk involved in these types of loans. Additionally, we anticipate lower than normal loan-to-value ratios within the loan portfolio due to the wealth and higher annual incomes of Marco Island residents.

     We intend to offer loan products and programs that will be responsive to the business community's financial requirements. Our borrowers will generally be located within the Bank's primary trade area, Marco Island. Our secondary trade area is defined as the remainder of Collier County and southern Lee County.

     The Bank's Board of Directors will establish a loan policy which will provide the Bank's lenders with the discretion necessary to accomplish our lending objectives, while assuring compliance with all state and federal banking regulations. The Bank Board's Loan Committee will be responsible for ensuring the soundness of the Bank's credit policy, adherence to lending policies and compliance with applicable laws, rules and regulations. To fulfill these responsibilities, the Loan Committee will review the adequacy of the Bank's credit policy on at least an annual basis, review all large loans and monitor the performance of the loan portfolio on an ongoing basis.

     The Bank will maintain a loan loss reserve sufficient to protect the Bank against anticipated and unanticipated losses and management will review the reserve's adequacy at least quarterly with the Bank's Board of Directors.


     Commercial Loans - We intend to provide commercial loans to the business community to provide funds for such purposes as financing business equipment and commercial real estate. Our emphasis will be on loans secured by commercial real estate, rather than riskier receivables or business inventory loans. Risks of these types of loans include the general business conditions of the local economy and borrowers' ability to conduct their businesses to generate sufficient profits to repay their loans under the agreed upon terms and conditions. Personal guarantees may be obtained from the principals of business borrowers and third parties to support the borrowers' ability to service the debt and reduce the risk of non-payment.


     Commercial loans may be either short term (one year or less) or intermediate term in nature and may be secured, unsecured or partially secured. Maturities will be structured in relation to the economic purpose of the loan, conforming to the anticipated source of repayment. Interest rates are expected to be originated on a floating rate basis. It is anticipated that loans will be made tied to prime rate. The basis upon which we will set rates over prime will be based upon the risk of the credit facility. We will attempt to place floors and pre-payment penalties whenever possible. In addition, we will attempt to originate fee income on each loan closed through the Bank.

     Term loans are those having an anticipated final maturity of more than one year from the initial funding date. Generally, loans extending more than 24 months will be made pursuant to formal written loan agreements between the borrower and the Bank. Amortization schedules on term loans secured by collateral other than real estate will typically reflect a complete payout within seven years of the funding date. Loans secured by commercial real estate will generally be amortized over 20 years, with five to seven year maturities.

     Demand notes may be utilized in connection with certain secured commercial loan transactions where the nature of the transactions suggest that such structure is clearly preferable; however, time notes will be utilized as a matter of routine.

     The following types of credit may be considered by the Bank, subject to adequate available resources to monitor and service such credit: (i) real estate development loans secured by a first lien on the property where the Bank is also providing construction and/or permanent financing; (ii) term loans secured by machinery and equipment (terms of such loans will be consistent with the purpose, cash flow capacity, and economic life of collateral); and (iii) credit lines for short term working capital requirements. All credit lines will be subject to review at least annually and will generally carry a requirement for a minimum 30 consecutive day annual out-of-debt period.

     Mortgage Loans - We will offer mortgage loan programs to provide financing primarily for the acquisition or construction of single-family, owner-occupied primary residences. All loans will be structured with an amortization schedule not exceeding 30 years. These loans will be maintained in our loan portfolio and also sold in the secondary market, in order to generate fee income.

     Normally, the loan to value ratio of each conventional mortgage will not exceed 80%. However, the Bank will participate with private mortgage insurance companies for the purpose of providing loans with a loan to value ratio of up to 97%. The risk of these loans include our ability to sell the loans to national investors, the frequency of interest rate changes, the financial stability of borrowers and the ability to liquidate foreclosed upon real estate to produce sufficient revenue to prevent a loss.


     The Bank will participate in community mortgage programs which are established for the benefit of residents of low to moderate income neighborhoods within the Bank's trade areas.


     Consumer Loans - Consumer loans will be provided to individuals for household, family and personal expenditures. Consumer loans generally involve more risk than mortgage loans because the collateral for a defaulted loan may not provide an adequate source of repayment of the principal. This risk is due to the potential for damage to the collateral or other loss of value, and the fact that any remaining deficiency often does not warrant further collection efforts, In addition, consumer loan performance depends on the borrower's continued financial stability and is, therefore, more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Generally, consumer loans will have a maturity of not longer than six years. The primary type of consumer lending will be for the financing of boats and automobiles, pre-approved liens of credit, home improvements and education. The Bank's loan policy will provide a specific guideline for the required terms and credit criteria. We expect to make loans secured by second mortgages on real estate and other collateral, as well as making unsecured loans.


     During our first three years of operation, we intend to attempt to structure our loan portfolio as follows:

Type of Loan                                         % of Total Loan Portfolio
Construction or Land Development                              9% - 11%
Real Estate Finance                                          55% - 58%
Commercial                                                   23% - 26%
Personal                                                       7% - 8%

Deposit Generation

     We will compete aggressively for deposits in the Marco Island market. Among our product offerings will be online business banking, checking accounts, cash management services, safe deposit boxes, travelers' checks, direct deposit of payroll and social security checks, wire transfers, telephone banking and automatic drafts. We believe these accounts and products are profitable when considering the entire potential customer relationship, which may include other deposit accounts, loans, and sources of fee income.

     We plan to offer certificate of deposit promotions designed to attract customers that we intend to cross-sell other services, including loan products. Our goal is to attract customers who will become permanent customers due to more responsive, more personalized, and faster service. We will also seek to garner as much zero interest or low cost deposits as possible.

     We will offer a tiered money market/savings product whereby the Bank will pay higher rates on higher deposit balances. We believe this deposit vehicle will allow the Bank to compete with money market funds.

     We also intend to focus on relationship banking. Typically, customers are more profitable as the number of services they utilize increases and that the balance in each individual account increases as the total number of accounts increase.

Investments

     At the close of its first year of operation, management of the Bank anticipates that investment securities will comprise a substantial portion of the Bank's assets. Initially, we intend to invest primarily in direct obligations of the United States, obligations guaranteed as to principal and interest by the United States and obligations of agencies of the United States. In addition, we will enter into Federal Funds transactions with our principal correspondent bank and anticipate that we will primarily act as a net seller of such funds. The sale of Federal Funds will amount to a short-term loan from us to another bank, usually overnight.

Asset/Liability Management

     It will be our objective to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash management, loan, investment, borrowing and capital policies. Designated Bank officers will be responsible for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix, stability and leverage of all sources of funds while adhering to prudent banking practices. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. We will seek to invest the largest portion of our assets in commercial, consumer and real estate loans.

     Our asset/liability mix will likely be monitored on a daily basis with a monthly report reflecting interest-sensitive assets and interest-sensitive liabilities being prepared and presented to the Bank's Board of Directors. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on our earnings.

Correspondent Banking

     Correspondent banking involve the providing of services by one bank to another bank which cannot provide that service for itself from an economic or practical standpoint. The Bank will be required to purchase correspondent services offered by larger banks, including check collections, purchase and sale of Federal Funds, securities safekeeping, investment services, coin and currency supplies, overline and liquidity loan participations and sales of loans to or participations with correspondent banks.

     We anticipate that the Bank will sell loan participations to correspondent banks with respect to loans that exceed our lending limit. As compensation for services provided by a correspondent, we may maintain certain balances with such correspondents in non-interest bearing accounts.

Data Processing

     We intend to sign a data processing servicing agreement with an outside service bureau. It is expected that this servicing agreement will provide for the Bank to receive a full range of data processing services, including an automated general ledger, deposit accounting, commercial, real estate and installment loan processing, payroll, central information file and ATM processing and investment portfolio accounting.

Employees

     In its first year of operation, we anticipate that seven persons will be employed on a full-time basis at the Bank, including three executive officers. We will hire additional persons as needed, including additional tellers and financial service representatives. We will also have at least three executive officers of the Company, one of whom will not be a Bank employee.

Monetary Policies

     The results of our operations will be affected by credit policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on interest rates which member banks may pay on time and savings deposits. In the view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve, no accurate prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or our business and earnings.

                         MANAGEMENT AND STOCK OWNERSHIP


     The original directors of the Company are: Joel M. Cox, Sr.; Stephen A. McLaughlin; Robert A. Marks, E. Terry Skone and Richard Storm, Jr. (Organizing Chair). Mr. Skone is the Company's Chief Executive Officer. The proposed directors of the Bank are: Joel M. Cox, Sr., Jamie B. Greusel, Melanie J. Hanson, Anthony J. Iannotta, Robert A. Marks (Organizing Chair), Robert D. Mathews, Stephen A. McLaughlin and E. Terry Skone. In addition, Michael A. Micallef, Jr. has been proposed as the Bank's President and Chief Executive Officer and is the Company's President and Chief Operating Officer. Furthermore, Robert A. Jason has been proposed as the Bank's Chief Financial Officer and also holds that position with the Company. These individuals, as a group, intend to subscribe for 295,745 units in the offering, which will equal 36.97% of the 800,000 minimum units required to be sold in order to release funds from the escrow account.

     All of our organizational expenses have been financed by the issuance of preferred stock to the directors. In the event that the requisite approvals are obtained, a portion of the proceeds will be used to redeem the preferred stock.


     All initial directors' terms shall expire at the first meeting of shareholders at which directors are elected. In the case of the Bank, it is expected that such a meeting will be held shortly before the Bank opens for business. In the case of the Company, such a meeting will likely occur in March or April of 2004. The Company's and Bank's executive officers are appointed by the respective Boards of Directors and hold office at the will of the Boards.

     Any Company director may be removed, with or without cause, at any regular or special meeting of shareholders called for that purpose by the vote of at least 66% of the outstanding shares of Company common stock.

     The following is a brief summary of our directors' and executive officers' business, professional and civic experience.

The Company

     Joel M. Cox, Sr., age 64, a director of the Company and a proposed director of the Bank, has over 40 years of experience in the banking and insurance industries. Mr. Cox has been Vice President and a director of Cox Insurance Agency, Inc., in Marco Island, since 1984. He has also been a director of People's Community Bank of the West Coast in Sarasota, Florida since 1999, and a director of its parent holding company, People's Community Bancshares, Inc., since its acquisition of that bank in 2002. He was also a director of Citizens Community Bank of Florida in Marco Island and of its parent holding company, Citizens Community Bancorp, Inc. from their founding in 1995 until they were acquired by F.N.B. Corporation in 2001.


     Robert A. Jason, age 57, Chief Financial Officer of the Company, is proposed to hold the same office with the Bank. Immediately prior to joining the Company, Mr. Jason served as Chief Financial Officer of Sterling Bank, FSB, Lantana, Florida, from September 2000. Before that, he was with Madison Bank, Palm Harbor, Florida for 12 years. Starting as an account manager in 1988, Mr. Jason served as that institution's Chief Financial Officer for over eight years, ultimately holding the position of Executive Vice President. Prior to working at Madison Bank, Mr. Jason was Senior Vice President and Chief Financial Officer of First Federal Savings and Loan Association of Largo, Florida. Mr. Jason received his BBA from the University of Michigan in 1971, is a Vietnam veteran and has lived in Florida for over 30 years.


     Robert A. Marks, age 71, a director of the Company and proposed Bank director, retired from Metropolitan Life Insurance Company in 1986, after a 30-year career culminating in his service as a Regional Manager based in Nashville, Tennessee. From 1996 to 2001, he was a director of Citizens Community Bank of Florida and Citizens Community Bancorp, Inc. Mr. Marks made honorary director of Citizens Community Bank in April, 2000.Mr. Marks received a Chartered Life Underwriter degree in 1971 from the American College of Life Underwriters.

     Stephen A. McLaughlin, age 56, a director of the Company and proposed Bank director, is involved in the operation of several Maine-based real estate consulting and timber companies, including Stillwater Land & Lumber Limited and Stillwater Associates. He was a director of Citizens Community Bank of Florida and of Citizens Community Bancorp, Inc. from their founding in 1995 until 2001. From 1996 to 1998, he served as that bank's Vice President for Administration. Mr. McLaughlin graduated from the University of Maine in 1968 with an engineering degree.

     Michael A. Micallef, Jr., age 53, is the President and Chief Operating Officer of the Company and proposed President and Chief Executive Officer of the Bank. Until recently, he was President and Chief Operating Officer of Sterling Bank, FSB in Lantana, Florida. He held that position from July 1999, until he resigned to join the Bank and the Company in February 2003. Prior to that, he was President and Chief Executive Officer of Citizens Community Bank of Florida in Marco Island from 1997 to 1999. From 1993 to 1997, he served as President and Chief Executive Officer of Bank Boynton, FSB, in Boynton Beach, Florida. From 1986 to 1992, he was with United Savings, Melbourne, Florida, where he served as Chief Executive Officer. Mr. Micallef earned a graduate banking degree from Brown University in 1979, an MBA from Fordham University in 1976, and a B.S. from St. Peters College in 1973.

     Richard Storm, Jr., age 61, a director of the Company, has been a resident of Collier County, Florida for over 23 years. Mr. Storm has over 25 years of director experience in banking and was a founding director, Chairman of the Board and CEO of Citizens Community Bank of Florida and itsparent holding company, Citizens Community Bancorp, Inc. He served in those capacities until those institutions were sold in April 2001. From 1987 to 1994, Mr. Storm served as a director and Corporate Secretary of Citizens National Corporation, a bank holding company located in Naples, Florida. Following Citizens National's merger with AmSouth Bank of Florida in 1994, Mr. Storm served as a City Director of AmSouth Bank until 1995. Mr. Storm was also a director of Danbury Bank and Trust, Danbury, Connecticut from 1974 to 1979. In addition to his bank affiliations, Mr. Storm has an extensive background in real estate management, marketing, finance and development. He is currently President of LoanStar Capital, Inc. (a mortgage and venture capital company), President of Deer Run Properties, Inc. (a real estate development company) and Chairman and President of Cumberland Properties, Inc., a shopping center owner/operator.

     E. Terry Skone, age 62, Chief Executive Officer and a director of the Company and a proposed Bank director, retired as President and Chairman of Deerwood Bancorporation, Inc. and of First National Bank of Deerwood, Deerwood, Minnesota in 1997, after 42 years of service. Following his retirement, he was a director of Citizens Community Bancorp, Inc. from 1998 to 1999. In 1962, he received a BS from Gustavus Adolphus College, and in 1969, graduated from the University of Wisconsin School of Banking.

The Bank


     The Board of Directors of the Bank is comprised of individuals with strong banking, business and community ties to Collier County, Florida. All of the directors have banking experience. In addition to Joel M. Cox, Sr., Stephen A. McLaughlin, Robert A. Marks and E. Terry Skone, whose biographical information is above, the following individuals are also proposed to serve as directors of the Bank:


     Jamie B. Greusel, age 41, a proposed Bank director, has been a principal in the law firm of Berry & Greusel, P.A. in Marco Island since 1988. She is licensed to practice in both Florida and New Jersey. Ms. Greusel was previously a director of Citizens Community Bank of Florida from 1998 to 2001. She earned her law degree from Stetson University, cum laude, in 1987 and her BA from Juniata College in 1983.

     Melanie J. Hanson, age 37, a proposed Bank director, has been a trustee of the A.D. Watson Trust in Marco Island since 1999. She has also been a realtor with Coldwell Banker in Marco Island since 1994. Ms. Hanson was a director of Citizens Community Bank of Florida from 2000 to 2001. She has been a resident of Marco Island since 1989, having relocated from the United Kingdom.

     Anthony Iannotta, age 44, a proposed Bank director, has been President of Marco Island Community Mortgage since 2001. Prior to that, he was President of CCB Mortgage, Inc. (a subsidiary of Citizens Community Bancorp, Inc.) from 1999 to 2001, and President of Island Mortgage from 1988 to 1999. All of these businesses were mortgage originators and processors in Marco Island, Florida. Mr. Iannotta received a financial planning degree from Adelphia University in 1981.

     Robert D. Mathews, age 70, a proposed Bank director, has owned and operated the Marco Island True Value Hardware since 1991. From 1999 to 2001, he was also a director of Citizens Community Bank of Florida and very active on its loan committee. Prior to that he owned and operated hardware and grocery stores in Indiana for over 30 years.

     The directors and executive officers of the Company and the Bank intend to purchase the number of shares and warrants set forth in the following table, which also specifies the percentage of common stock to be owned by these individuals after completion of the offering.


                               Position              Position       Number      Right     Percent      Percent
                               with the              with the         of         to          of          of
Name                            Company                Bank         Shares    Acquire(1)  Minimum(2)  Maximum(3)
----                            -------                ----         ------    ----------  ----------  ----------
Joel M. Cox, Sr.               Director              Director        22,222      5,555       3.44%       2.13%
Jamie B. Greusel                   -                 Director        22,222      5,555       3.44        2.13
Melanie J. Hanson                  -                 Director        27,777      6,944       4.30        2.66
Robert A. Jason                   CFO                  CFO            6,000      1,500       0.94        0.58
Anthony Iannotta                   -                 Director        11,111      2,777       1.73        1.07
Robert A. Marks                Director          Organizing Chair    28,000      7,000       4.34        2.68
Robert D. Mathews                  -                 Director        27,777      6,944       4.30        2.66
Stephen A. McLaughlin          Director              Director        30,000      7,500       4.64        2.87
Michael A. Micallef, Jr.    President & COO      President & CEO      1,000        250       0.16        0.10
E. Terry Skone              CEO & Director           Director        55,000     13,750       8.45        5.23
Richard Storm, Jr.          Organizing Chair             -           64,636     16,159       9.99        6.14
                                                                     ------     ------       ----        ----
Total (11 people)                                                   295,745     73,934      42.30%      26.91%
                                                                    =======     ======      =====       =====
----------

     (1)  Warrants issued in the offering.
     (2) Based on 800,000 shares outstanding and only the listed beneficial owner exercising his or her warrants.
     (3) Based on 1,300,000 shares outstanding and only the listed beneficial owner exercising his or her warrants.


     Each of our directors and executive officers will acquire their units during phase one or two and, therefore, will acquire both common stock and warrants. While there can be no assurance that they will exercise their warrants, it can be assumed that most or all will exercise such rights and will, therefore, acquire additional common stock during the 24-month period following the date the Bank opens for business.

                              DIRECTOR COMPENSATION

     We will not pay Company or Bank directors any fees for their service on the Board or Board committees, until we have achieved at least two consecutive quarters of profitable operations. In addition, we will not pay directors any fees for their service on any Board committees until the Bank has been open for at least six months. Neither Board has determined the amount of any such fees, but we do not expect such fees to exceed the level of fees typically paid to directors of banks or companies of sizes, profitability or locations similar to us.

     We will also not grant any stock options to any Company or Bank directors until the Bank has been open for at least six months. Any grant of options will not be effective until the Board adopts a written stock option plan, and the plan is ratified by a majority vote of our shareholders.

                             EXECUTIVE COMPENSATION


     Neither the Company nor the Bank currently has any formal employment contracts with our executive officers or other employees. We do intend to enter into a written employment agreement with Mr. Micallef on or about the time the Bank commences operations. The terms of the employment agreement will be similar to those of other bank executive officers of similar institutions. On March 1, 2003, we began paying Michael A. Micallef's annual salary of $120,000 and on April 1, 2003, we began paying Robert A. Jason an annual salary of $85,000.

     At this time, the Company has not adopted any stock based compensation programs for any of its executive officers or other employees. Any grant of options will not be effective until the Board has adopted a written stock option plan and the plan is ratified by a majority vote of our shareholders.

                        TRANSACTIONS WITH RELATED PARTIES

     The Company has purchased a lot in Marco Island from San Marco Realty, Inc. for $850,000, a price which we believe is comparable to similar lots owned by non-related parties. Bank director Robert D. Mathews is the principal of this corporation. We have also obtained an appraisal of the real property, which values the land at $850,000. The Company intends to construct an office condominium on this site, and sell the entire first floor to the Bank to be used as its main office.

                            DESCRIPTION OF SECURITIES

     The Company's authorized capital stock consists of 1,000,000 shares of preferred stock, of which 1,800 shares, designated as Series A, are outstanding and owned by the nine Company and Bank directors, and 9,000,000 shares of common stock, par value $0.01 per share, of which no shares are presently issued or outstanding.

Common Stock

     The holders of common stock are entitled to elect the members of the Company's Board of Directors and such holders are entitled to vote as one class on all matters required or permitted to be submitted to the shareholders of the Company. No holder of the common stock has preemptive rights with respect to the issuance of shares of that or any other class of stock and the holders of common stock are not entitled to cumulative voting rights with respect to the election of directors.

     The holders of common stock are entitled to dividends and other distributions if, as and when declared by the Board of Directors out of legally available assets. Upon the liquidation, dissolution or winding up of the Company, the holder of each share of common stock will be entitled to share equally in the distribution of the Company's assets. The holders of common stock are not entitled to the benefit of any sinking fund provision. The shares of common stock of the Company are not subject to any redemption provisions, nor are they convertible into any other security or property of the Company. All shares of common stock outstanding upon completion of this offering will be fully paid and nonassessable.

Warrants

     In this offering, we will issue warrants to purchase one-quarter share of common stock at an exercise price of $9.00 per share. In no instance will we issue fractional shares. The warrants will be exercisable for the two-year period immediately following the Bank opening for business. Our Board of Directors, however, may call the warrants upon 30 days written notice, after the Bank has been open for 12 months. In addition, the Board may extend the term of the warrants for up to six additional months. The warrants will be transferrable only:

     o to a parent, sibling, spouse, child or grandchild of the warrant holder;
     o to a pension or profit sharing plan of which the holder or holder's spouse is a beneficiary;

     o to a business entity or trust owned or controlled by the holder or holder's spouse; or
     o    by a court order.

Preferred Stock

     Our Articles of Incorporation also provide for the issuance of 1,000,000 shares of preferred stock. The Board of Directors is authorized to issue the preferred stock in series and to fix the particular designation of and the rights, preferences, privileges and restrictions granted to and imposed upon each series, all without further approval of our shareholders. We have issued 1,800 shares of Series A Preferred Stock to the nine Company and Bank directors. These shares may be redeemed at any time for their purchase price of $100 per share, but the shares do not pay a mandatory dividend. The stock, however, does have a liquidation preference over our common stock, in the event of a liquidation or dissolution of the Company.

Acquisition Offers

     Our Board of Directors, when evaluating any offer of another person or entity to: (i) make a tender or exchange offer for any equity security of the Company; (ii) merge or consolidate the Company with another corporation or entity; or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, shall, in connection with the exercise of its judgment in determining what is in the best interest of the Company and its shareholders, give due consideration to all relevant factors, including, without limitation:

     o the social and economic effect of acceptance of such offer on the Company's present and future customers and employees and those of its subsidiaries;
     o the communities in which the Company and its subsidiaries operate or are located;
     o the ability of the Company to fulfill its corporate objectives as a financial institution holding company; and
     o the ability of its subsidiary financial institutions to fulfill the objectives of such institutions under applicable statutes and regulations.

                                 INDEMNIFICATION

     Our Articles of Incorporation provide for the indemnification of directors, officers, employees and agents to the maximum extent permitted by Florida law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                LEGAL PROCEEDINGS

     There are no material pending legal proceedings to which the Company or the Bank is a party or of which any of their properties are subject; nor are there material proceedings known to us contemplated by any governmental authority; nor are there material proceedings known to us, pending or contemplated, in which any director, officer or affiliate or any proposed principal security holder of the Company, or any associate of any of the foregoing is a party or has an interest adverse to the Company or the Bank.

                                  LEGAL MATTERS

     Certain legal matters in connection with the shares of common stock and warrants offered will be passed upon for the Company by Igler & Dougherty, PA., 1501 Park Avenue East, Tallahassee, Florida 32301, counsel to the Company.

                                     EXPERTS


     The financial statements of the Company as of January 31, 2003, and for the period from January 28, 2003 (inception) to January 31, 2003 (except for Note 6, as to which the date is April 7, 2003), included elsewhere in the Registration Statement have been included in reliance upon the reports of Hacker, Johnson & Smith, P.A., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing matters.


                             ADDITIONAL INFORMATION

     We will file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. This prospectus constitutes a part of a registration statement filed by us with the Securities and Exchange Commission. This prospectus omits certain of the information contained in the registration statement, and we refer you to the registration statement and the related exhibits for further information with respect to the Company and the securities offered by this prospectus. Any statements in this prospectus concerning any exhibit are not necessarily complete and in such instances we refer you to the copy of such exhibit filed with the Securities and Exchange Commission. Each statement is qualified in its entirety by such reference.

     You can obtain and copy the registration statement, including the exhibits, in person or by mail, by paying prescribed rates at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, DC 20549, or at the Securities and Exchange Commission's regional offices located at 1401 Brickell Avenue, Suite 200, Miami, Florida 33131. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the
Securities and Exchange Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements that
------------------
are filed electronically with the Securities and Exchange Commission.

                          MARCO COMMUNITY BANCORP, INC.
                          (A Development Stage Company)
                              Marco Island, Florida


                          Audited Financial Statements

              At January 31, 2003 and the Period from June 1, 2002
                     (Date of Inception) to January 31, 2003


                  (Together with Independent Auditors' Report)

                          Independent Auditors' Report



Board of Directors
Marco Community Bancorp, Inc.
  (A Development Stage Company)
Marco Island, Florida:

We have audited the accompanying balance sheet of Marco Community Bancorp, Inc. (A Development Stage Company) (the "Company") at January 31, 2003, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from June 1, 2002 (Date of Inception) to January 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at January 31, 2003, and the results of its operations and its cash flows for the period from June 1, 2002 (Date of Inception) to January 31, 2003, in conformity with accounting principles generally accepted in the United States of America.





HACKER, JOHNSON & SMITH PA
Tampa, Florida
February 21, 2003, except for Note 6, as to which the date is April 7, 2003

                          MARCO COMMUNITY BANCORP, INC.
                          (A Development Stage Company)

                                  Balance Sheet



                                                                                                                         January 31,
                                                                                                                         -----------
                                                                                                                            2003
                                                                                                                            ----
               Assets

Cash ..................................................................................................                   $  12,835
Land deposit ..........................................................................................                      25,000
                                                                                                                          ---------

           Total ......................................................................................                   $  37,835
                                                                                                                          =========

      Liabilities and Stockholders' Deficit

Due to Organizers .....................................................................................                     120,000
Accounts payable ......................................................................................                       8,308
                                                                                                                          ---------

           Total liabilities ..........................................................................                     128,308
                                                                                                                          ---------

Commitments (Note 3)

Stockholders' deficit:
      Preferred stock, no par value, 1,000,000 shares
           authorized, none issued or outstanding .....................................................                           -
      Common stock, $.01 par value, 9,000,000 shares
           authorized, none issued or outstanding .....................................................                           -
      Deficit accumulated during the development stage ................................................                     (90,473)
                                                                                                                          ---------

           Total stockholders' deficit ................................................................                     (90,473)
                                                                                                                          ---------

           Total ......................................................................................                   $  37,835
                                                                                                                          =========



See Accompanying Notes to Financial Statements.

                          MARCO COMMUNITY BANCORP, INC.
                          (A Development Stage Company)

                             Statement of Operations

                                                                    Period from
                                                                      June 1,
                                                                   2002 (Date of
                                                                   Inception) to
                                                                    January 31,
                                                                    -----------
                                                                       2003
                                                                       ----

Organizational expenses .........................................      $ 90,473
                                                                       --------

      Net loss accumulated during the development stage .........      $(90,473)
                                                                       ========
















See Accompanying Notes to Financial Statements.

                          MARCO COMMUNITY BANCORP, INC.
                          (A Development Stage Company)

                  Statement of Changes in Stockholders' Deficit

        Period from June 1, 2002 (Date of Inception) to January 31, 2003





                                                                                                                      Total
                                                                Preferred       Common         Accumulated        Stockholders'
                                                                  Stock         Stock            Deficit             Deficit
                                                                  -----         -----            -------             -------

Net loss accumulated during the
      development stage ..................................      $   -             -             (90,473)             (90,473)

Balance at January 31, 2003 ..............................      $   -             -             (90,473)             (90,473)













See Accompanying Notes to Financial Statements.

                          MARCO COMMUNITY BANCORP, INC.
                          (A Development Stage Company)

                             Statement of Cash Flows


                                                                                                                       Period from
                                                                                                                           June 1,
                                                                                                                       2002 (Date of
                                                                                                                       Inception) to
                                                                                                                        January 31,
                                                                                                                        -----------
                                                                                                                           2003
                                                                                                                           ----
Cash flows used in organizational activities during the
  development stage:
      Net loss accumulated during the development stage ...................................................            $ (90,473)
      Increase in accounts payable ........................................................................                8,308

             Cash flows used in organizational activities during the
                  development stage .......................................................................              (82,165)

Cash flows used in investing activity-
      Deposit for land ....................................................................................              (25,000)

Cash flows from financing activity-
      Proceeds received from organizers ...................................................................              120,000

Net change in cash ........................................................................................               12,835

Cash at beginning of period ...............................................................................                    -

Cash at end of period .....................................................................................            $  12,835

Supplemental disclosures of cash flow information-
  Cash paid during period for:
      Interest ............................................................................................            $       -

      Income taxes ........................................................................................            $       -







See Accompanying Notes to Financial Statements.

                          MARCO COMMUNITY BANCORP, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

              At January 31, 2003 and the Period from June 1, 2002
                     (Date of Inception) to January 31, 2003


(1)  Summary of Significant Accounting Policies
      General. Marco Community Bancorp, Inc. (the "Company") was incorporated on
            January 28, 2003 in the State of Florida. The Company intends to file for approval from the Board of Governors of the Federal Reserve System to become a one-bank holding company and plans to acquire 100% of the outstanding shares of Marco Community Bank (the "Bank"), which is planned to be incorporated and organized in Marco Island, Florida. The operations of the Company, which initially are intended to consist solely of the ownership of the Bank, have not commenced as of January 31, 2003. Therefore, with the exception of organizational costs which are being expensed when incurred, accounting policies have not been established. The Company has adopted a fiscal year end of December 31.

      Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  Organization
      On September 30, 2002, the Organizers of the Company  filed an application for authority to organize a state-chartered bank with the Comptroller of the State of Florida, Department of Banking and Finance which they have deemed complete.

(3)  Commitments
      The Company has entered into a purchase agreement dated May 10, 2002 to purchase a parcel of land for $850,000 for which they have paid a $25,000 deposit. The Bank intends to construct its main office at this location. The Company expects to close on the purchase of this property in March, 2003. The purchase is expected to be financed with a loan from a financial institution.

                                                                     (continued)

                                                                     (continued)

                          MARCO COMMUNITY BANCORP, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued



(4)  Sale of Common Shares and Warrants
      The Company plans to offer a total of 1,300,000 shares of its common stock to the public. (1) During the initial offering period 1,000,000 shares will be included in units with a unit consisting of one share of common stock and one purchase warrant. The price per unit is expected to be $9. A total of 1,000,000 units will be offered for sale. Each warrant entitles the holder thereof to purchase one-quarter of one share of additional common stock for $9 per share during the 24 month period following the commencement of banking operations. No fractional shares will be issued. (2) After the sale of 1,000,000 units has been completed, 250,000 shares will be available to holders of the warrants. However there can be no assurance given that any of the warrants will be exercised. In addition, after commencement of banking operations, the Company plans to offer an additional 300,000 shares with no warrant attached at $9 a share.

(5)  Due to Organizers
      The  Organizers  of  the  Bank  contributed  $120,000  to  the   Bank  for
            organizational expenses incurred by the Bank. The Organizers will be reimbursed from proceeds of the stock offering.



(6)  Subsequent Events
      On February 27, 2003, the Company obtained a $1,100,000 line of credit from the Independent Bankers' Bank of Florida, Lake Mary, Florida. The line bears interest at the prime rate minus one-half percent, with a floor of 4%. It is unsecured, but guaranteed by the Company's organizers. The Company has drawn $850,000 on the line to purchase the site of its proposed main office.

      On April 7, 2003,  the  Company  extinguished  its  $180,000  ($120,000 at
            January 31, 2003) in debts to its organizers by issuing 1,800 shares of its Class A Preferred Stock, $0.01 par value ("Preferred Stock"). The Preferred Stock may be redeemed by the Company at any time for $100 per share and will only pay a dividend when and if declared by the Board of Directors. Holders of the Preferred Stock do not have voting rights, but do have a liquidation preference in the event the Company is liquidated or dissolved. Following the issuance of the Preferred Stock, $180,000 of the Company's liabilities was converted to stockholders' equity.

================================================================================

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. In this prospectus, "the Company," "we," and "our" refer to Marco Community Bancorp, Inc., a Florida corporation.



           ----------------------------------------------------------

                               TABLE OF CONTENTS:
           ----------------------------------------------------------


                                                                         Page

Prospectus Summary.....................................................    1
Risk Factors...........................................................    3
Terms of Offering......................................................    7
Use of Proceeds........................................................   11
Capitalization.........................................................   13
Description of Properties..............................................   13
Dividend Policy........................................................   13
Supervision and Regulation.............................................   14
Management's Discussion and Analysis
        of Financial Condition and Results
        of Operations..................................................   19
Business of the Company................................................   19
Business of the Bank...................................................   20
Management and Stock Ownership.........................................   25
Director Compensation..................................................   28
Executive Compensation.................................................   28
Transactions with Related Parties......................................   29
Description of Securities..............................................   29
Indemnification........................................................   30
Legal Proceedings......................................................   30
Legal Matters..........................................................   31
Experts................................................................   31
Additional Information.................................................   31
Financial Statements...................................................  F-1






================================================================================

================================================================================



                         Up to 1,000,000 Units Composed
                       of 1,000,000 Shares of Common Stock
                       and 1,000,000 Warrants to Purchase
                              One-Quarter Share of
                         Common Stock, and up to 300,000
                             Shares of Common Stock









                                      LOGO


















    ------------------------------------------------------------------------


                                   PROSPECTUS

    ------------------------------------------------------------------------






                                 April __, 2003


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24: Indemnification of Directors and Officers

     The Company's Articles of Incorporation provide that the Company shall indemnify its directors, employees and agents to the fullest extent permitted by Florida law.

     Under Florida law, the Company's directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, unless the breach of or failure to perform those duties constitutes:

     o a violation of criminal law, unless the director had reasonable cause to believe his conduct was unlawful, or had no reasonable cause to believe his conduct was unlawful;

     o a transaction from which the director received an improper personal benefit;

     o    an unlawful corporate distribution;

     o an act or omission which involves a conscious disregard for the best interests of the Company or which involves willful misconduct; or

     o an act of recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

Item 25: Other Expenses of Issuance and Distribution

     The following table sets forth all expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except for the registration fees of the Securities and Exchange Commission.

               SEC Registration Fees.............................. $     1,129

               Blue Sky Registration Fees & Expenses..............       3,000

               Legal Fees and Expenses............................      35,000

               Accounting Fees....................................       1,500

               Printing Expenses..................................       3,000

               Miscellaneous......................................       6,371
                                                                        ------

                             Total................................ $    50,000
                                                                        ======


Item 26: Recent Sales of Unregistered Securities.


     On April 7, 2003, the Company issued 1,800 shares of its Class A Preferred Stock to its directors and directors of the Bank. The shares were issued in consideration of the cancellation of $100 of debt, per share issued, which was owed by the Company to those individuals. The shares were sold in a private, intra-state offering under Sections 4(2) and 3(11) of the Securities Act of 1933.

Item 27: Exhibits and Financial Statement Schedules

     The following exhibits are filed with the Securities and Exchange Commission and are incorporated by reference into this Registration Statement. The Exhibits denominated with an (a) were filed with the Company's Form SB-2 which was filed with the Securities and Exchange Committee on March 7, 2003.


Exhibit
 Number    Description of Exhibit
 ------   -------------------------------------------------------
(a)  3.1  Articles of Incorporation
(a)  3.2  Bylaws
(a)  4.1  Specimen Common Stock Certificate
(a)  4.2  2003 Warrant Plan
(a)  4.3  Specimen Warrant Certificate
(a)  5.1  Opinion of Igler & Dougherty, P.A.
(a) 10.1  Form of Proposed Escrow Agreement
(a) 23.1  Consent of Igler & Dougherty, P.A. - included in Opinion - See Exhibit 5.1
    23.2  Consent of Hacker, Johnson & Smith, P.A.
(a) 24.1  Power of Attorney - included in Signature Page of Registration Statement
(a) 99.1  Stock Order Form for Phases One and Two
(a) 99.2  Stock Order Form for Phase Three

Item 28. Undertakings.

     The Registrant hereby undertakes that:

     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     (2) In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection withe the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (3) For the purpose of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(B)(1), or (4) or 497(h) under the Securities Act (ss.ss. 230.424(b)(1),(4) or 230.497(h)) as part of this registration statement as of the time the Commission declared it effective.

     (4) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered int eh registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     (5) It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration fee" table in the effective registration statement; and

     (iii) include any additional or changed material information on the plan of distribution.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Pre-Effective Amendment Number Three to its Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Marco Island, State of Florida on April 25, 2003.


                              MARCO COMMUNITY BANCORP, INC.


Date: April 25, 2003          By:/s/ Edward T. Skone
                                 ------------------------------------------
                                     Edward T. Skone
                                     Chief Executive Officer


Date: April 25, 2003          By:/s/ Robert A. Jason
                                 ---------------------------------------------
                                     Robert A. Jason
                                     Chief Financial Officer and
                                     Principal Accounting Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Pre-Effective Amendment Number Two to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                                Title                    Date
     ---------                                -----                    ----


*/s/ Michael A. Micallef, Jr.
------------------------------
Joel M. Cox                                  Director             April 25, 2003


*/s/ Michael A. Micallef, Jr.
------------------------------
Robert A. Marks                              Director             April 25, 2003


*/s/ Michael A. Micallef, Jr.
------------------------------
Stephen A. McLaughlin                        Director             April 25, 2003


/s/ Michael A. Micallef
------------------------------             President and
Michael A. Micallef                   Chief Operating Officer     April 25, 2003

     Signature                                Title                    Date
     ---------                                -----                    ----


/s/ Edward T. Skone
------------------------------        Chief Executive Officer
Edward T. Skone                            and Director           April 25, 2003



*/s/ Michael A. Micallef, Jr.
------------------------------
Richard Storm, Jr.                    Chairman of the Board       April 25, 2003

     * Pursuant to Power of Attorney filed March 7, 2003, authorizing Edward T. Skone and Michael A. Micallef, or either of them, as the true and lawful attorneys-in-fact to sign all amendments to the Form SB-2 Registration Statement File No. 333-103651.